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                                                                     EXHIBIT 5.1


              [Letterhead of Heller Ehrman White & McAuliffe LLP]


December 27, 2000
                                                  2500 Sand Hill Road, Suite 100
                                                       Menlo Park, CA 94025-7063
                                                             Main (650) 234-4200
                                                              Fax (650) 234-4299

                                                                      37030.0002
Catalytica Energy Systems, Inc.
430 Ferguson Drive
Mountain View, CA 94043-5273

Ladies and Gentlemen:

     We have acted as counsel to Catalytica Energy Systems, Inc., a Delaware corporation (the "Corporation"), in connection with the Registration Statement on Form S-8 (the "Form S-8 Registration Statement") to be filed by the Corporation with the Securities and Exchange Commission on or about December 27, 2000, in connection with the registration under the Securities Act of 1933, as amended, of 3,500,000 shares of the Corporation's Common Stock, par value $0.001 per share (the "Shares"), reserved for issuance under the Corporation's 1995 Stock Plan (as amended and restated October 26, 2000) and the Corporation's 2000 Employee Stock Purchase Plan (collectively, the "Plans").

     We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

     In rendering our opinion we have examined the following records, documents and instruments:

     1. The Amended and Restated Certificate of Incorporation of the Corporation certified by the Delaware Secretary of State as of December 26, 2000 and certified to us by an officer of the Corporation as being complete and in full force as of the date hereof;

     2. The Amended and Restated Bylaws of the Corporation certified to us by an officer of the Corporation as being the bylaws of the Corporation in full force and effect as of the date hereof;

     3. A Certificate of an officer of the Corporation: (a) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors, including any committee thereof, and stockholders of the Corporation relating to the Shares and the approval of the Plan; and (b) certifying as to certain factual matters;

     4.  The Form S-8 Registration Statement;

     5.  The Plans; and

     6. A letter from Chase Mellon Shareholder Services, Inc., the Corporation's transfer agent dated December 26, 2000, as to the number of Shares of the Corporation's Common Stock that were outstanding on December 22, 2000.

     This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

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                                              To Catalytica Energy Systems, Inc.
                                                               December 27, 2000
                                                                          Page 2

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that: (i) the Form S-8 Registration Statement becomes and remains effective during the period when the Shares are offered, issued and sold, (ii) the Shares to be sold are issued in accordance with the terms of the Plans,
(iii) the Corporation receives the full consideration for the Shares as stated in the Plans, and (iv) all applicable securities laws are complied with, it is our opinion that the Shares covered by the Form S-8 Registration Statement, when issued and sold by the Corporation, after payment therefor in the manner provided in the Plans and the Form S-8 Registration Statement, will be legally issued, fully paid and nonassessable.

     This opinion is rendered to you in connection with the distribution of the Shares pursuant to the Form S-8 Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

                              Very truly yours,

                              /s/ Heller Ehrman White & McAuliffe LLP